UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WisdomTree, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Sean M. Donahue

Andrew H. Goodman

Goodwin Procter LLP

1900 N Street NW

Washington, DC 20036

(202) 346-4207

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 19, 2023, WisdomTree, Inc. issued a press release announcing that it has filed preliminary proxy materials on Schedule 14A with the Securities and Exchange Commission. A copy of the press release is set forth below.

WisdomTree Files Preliminary Proxy Statement

Stockholders Will Have the Opportunity to Vote for Six Highly Qualified WisdomTree Board Nominees at 2023 Annual Meeting of Stockholders

Proxy Statement Highlights WisdomTree’s Continued Commitment to Board Refreshment and Diversity

NEW YORK, April 19, 2023 – WisdomTree, Inc. (NYSE: WT) (“WisdomTree” or the “Company”), a global financial innovator, today announced that it has filed preliminary proxy materials on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with WisdomTree’s 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”). At this meeting, WisdomTree stockholders will have the opportunity to vote to elect six highly qualified nominees to the Company’s nine-member Board of Directors (“Board”), and on other important matters.

The Board’s six highly qualified nominees standing for election bring extensive experience relevant to WisdomTree’s business strategy, including global financial, accounting, compliance, cybersecurity and digital expertise, and many years in senior leadership positions in the investment management and financial services industry:

•	Lynn S. Blake: New independent director since May 2022 with decades of experience in the ETF industry, asset management and ESG

•	Daniela Mielke: New independent director since September 2022 with decades of experience growing financial services, payments and fintech companies

•	Shamla Naidoo: New independent director nominee who will bring to WisdomTree deep expertise in digital transformation and cybersecurity

•	Win Neuger: Independent investor and consultant who contributes to the Board a stockholder perspective with investment expertise

•	Frank Salerno: Independent Chair of the Board who possesses extensive corporate governance and asset management expertise

•

Jonathan Steinberg: CEO and Founder of WisdomTree, responsible for the creation and development of WisdomTree’s proprietary index methodology, and growing the Company into a leading global financial innovator with approximately $91.9 billion in assets under management

In the preliminary proxy statement, the Company describes the expertise and background of its nominees standing for election, and outlines the significant efforts taken by the Board and its Nominating and Governance Committee to bring fresh perspectives to the boardroom, including the addition of five new directors since January 2021.

Frank Salerno, Chair of the WisdomTree Board of Directors, said, “We are excited to introduce stockholders to Shamla Naidoo, an extraordinarily well-qualified director with expertise in cybersecurity and digital innovation that is a perfect match for our strategy. She will be extremely additive as WisdomTree continues its expansion into the rapidly growing digital financial services sector, including the upcoming launch of WisdomTree Prime™, and further capitalizes on our first mover status. We are fortunate to be able to continue to add directors of such high caliber as Shamla Naidoo, Daniela Mielke and Lynn Blake, as well as Smita Conjeevaram and Harold Singleton III. The Board remains committed to ongoing Board refreshment, as well as prioritizing diversity.”

Shamla Naidoo is a technology industry veteran with experience helping businesses across diverse sectors and cultures use technology more effectively. She has successfully embraced and led digital strategy in executive leadership roles, including Chief Information Security Officer (CISO), at companies such as International Business Machines Corp. (IBM), Elevance Health, Inc. (previously WellPoint, Inc.), Marriott International, Inc. (previously Starwood Hotels & Resorts, Inc.) and Northern Trust Corporation.

Shamla has helped organizations in over 20 countries recognize the impact of digital transformation globally and advise their stakeholders on predicting and navigating the necessary changes in laws and regulations. In addition, she has worked with intelligence communities to use digital and cyber within their organizations to protect businesses and society from technology misuse.

WisdomTree stockholder ETFS Capital Limited (“ETFS Capital”) owns shares with the right to vote 10.2% of the Company’s common stock at the 2023 Annual Meeting and has nominated three individuals to the Company’s Board: Bruce E. Aust, Tonia Pankopf and ETFS Capital’s chairman Graham Tuckwell AO. After evaluating ETFS Capital’s nominees in accordance with its established protocols, the WisdomTree Board does not view Mr. Tuckwell as a suitable addition to the Board. He misunderstands the Company’s business and vision and lacks the track record, public company experience and temperament to serve as a public company director or enhance the Board. Mr. Tuckwell also has significant conflicts of interest that put him at odds with the interests of other WisdomTree stockholders. The Board further believes that Mr. Aust and Ms. Pankopf would not add any skills or competencies to the Board that the current Board members collectively do not already possess.

Under the SEC’s universal proxy card rules, the WisdomTree nominees will appear on the Company’s proxy card along with the three individuals nominated by dissident stockholder ETFS Capital. Stockholders will be able to decide which director nominees will best represent their interests and guide the Company forward.

Advisors

BofA Securities is serving as financial advisor, and Goodwin Procter LLP is serving as legal counsel to WisdomTree. Innisfree M&A is serving as proxy solicitor and H/Advisors Abernathy is serving as strategic communications advisor.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $91.9 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “views,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the impact and contributions of the slate of director nominees WisdomTree has nominated, and WisdomTree’s ability to achieve its financial and business plans, goals and objectives and drive stockholder value, including with respect to its ability to successfully implement its strategy relating to WisdomTree Prime™, and other risk factors discussed from time to time in WisdomTree’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on February 28, 2023, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Additional Information and Where to Find It

WisdomTree intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from WisdomTree stockholders for WisdomTree’s 2023 Annual Meeting. WISDOMTREE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ WISDOMTREE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents that WisdomTree files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on WisdomTree’s Investor Relations website at https://ir.wisdomtree.com/sec-filings or by contacting Jeremy Campbell, Head of Investor Relations, at jeremy.campbell@wisdomtree.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in the Solicitation

WisdomTree, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from WisdomTree stockholders by WisdomTree in connection with matters to be considered at WisdomTree’s 2023 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of WisdomTree’s directors and executive officers, in WisdomTree is included in WisdomTree’s definitive proxy statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on June 10, 2022, WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, and in WisdomTree’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of WisdomTree’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership of Securities on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in WisdomTree will be set forth in WisdomTree’s definitive proxy statement for WisdomTree’s 2023 Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Contact Information

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.campbell@wisdomtree.com

or

Innisfree M&A Incorporated

Jonathan Salzberger / Scott Winter

+1.212.750.5833

jsalzberger@innisfreema.com / swinter@innisfreema.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

or

H/Advisors Abernathy

Jeremy Jacobs / Dana Gorman

+1.202.774.5600 / +1.212.371.5999

jeremy.jacobs@h-advisors.global / dana.gorman@h-advisors.global

Category: Business Update